UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2006


                          RIDGEWOOD ENERGY L FUND, LLC
             (Exact name of registrant as specified on its charter)


            Delaware                   000-51267                  11-3719724
    (State of Incorporation)          (Commission               (IRS Employer
                                      File Number)                ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.     Material Impairment

         On March 20, 2006, Ridgewood Energy L Fund, LLC (the "Company") was informed by its operator ENI Petroleum that the exploratory well being drilled by ENI in 940 feet of water in the East Breaks 157 lease block did not have commercially productive quantities of either natural gas or oil and has therefore been deemed an unsuccessful well or dry-hole. The Company owns a 7% working interest in East Breaks 157.

         As a result of the dry-hole, the Company concluded that a material charge for impairment of its working interest in the East Breaks 157 lease block was required. In addition, the East Breaks 157 well will be abandoned and the Company will write-off the cost of the well. The abandonment of the well, the impairment and write-off will result in a charge of $1,575,486 in the first quarter of 2006. The impairment is not expected to result in or require any further cash expenditures related to East Breaks 157.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                          RIDGEWOOD ENERGY L FUND, LLC


                          By:  /s/ Kathleen P. McSherry
                               ------------------------
                               Kathleen P. McSherry
                               Senior Vice President and Chief Financial Officer








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